Supplemental Schedule 2014 Investor Day April 8, 2014 Exhibit 99.2

Supplemental Historical Product Category Revenue Information

$ in thousands

	2012					2013					2014
	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	Q4	FY	Q1
Actual Revenue											
Resources revenue	$ 177,606	$ 202,891	$ 193,584	$ 201,250	$ 775,331	$ 190,516	$ 221,680	$ 218,345	$ 234,584	$ 865,125	$ 217,494
Industrials revenue	53,831	65,533	67,424	72,275	259,063	62,489	64,359	119,149	181,626	427,623	171,723
Horizontal Products revenue	111,306	118,735	124,601	140,833	495,475	129,520	132,104	142,794	143,465	547,883	135,241
Total Revenue	**$ 342,743**	**$ 387,159**	**$ 385,609**	**$ 414,358**	**$1,529,869**	**$ 382,525**	**$ 418,143**	**$ 480,288**	**$ 559,675**	**$1,840,631**	**$ 524,458**
Total Growth - Dollar Change											
Resources revenue						$ 12,910	$ 18,789	$ 24,761	$ 33,334	$ 89,794	$ 26,978
Industrials revenue						8,658	(1,174)	51,725	109,351	168,560	109,234
Horizontal Products revenue						18,214	13,369	18,193	2,632	52,408	5,721
Total Revenue						**$ 39,782**	**$ 30,984**	**$ 94,679**	**$ 145,317**	**$ 310,762**	**$ 141,933**
Total Growth - Percent Change											
Resources revenue						7%	9%	13%	17%	12%	14%
Industrials revenue						16%	-2%	77%	151%	65%	175%
Horizontal Products revenue						16%	11%	15%	2%	11%	4%
Total Revenue						**12%**	**8%**	**25%**	**35%**	**20%**	**37%**
Organic Growth - Percent Change											
Resources revenue						6%	5%	4%	8%	6%	7%
Industrials revenue						2%	-2%	-3%	-4%	-2%	-2%
Horizontal Products revenue						4%	0%	11%	2%	4%	5%
Total Revenue						**5%**	**3%**	**5%**	**4%**	**4%**	**5%**

© 2014 IHS

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